Octboer 14, 2005

FOR IMMEDIATE RELEASE

Contacts:
ANALYSTS		MEDIA
Tom A. Nicholson	Christopher L. Henson	Bob Denham
Executive Vice President	Senior Executive Vice President	Senior Vice President
Investor Relations	Chief Financial Officer	Public Relations
(336) 733-3058	(336) 733-3008	(910) 914-9073

BB&T announces record net income of $442.0 million;
Earnings per share total $.80, an increase of 8.1%

Year-to-date operating earnings per share up 9.7%

          WINSTON-SALEM, N.C. — BB&T Corporation (NYSE: BBT) reported today third quarter net income totaling $442.0 million, or $.80 per diluted share. Net income increased 7.1% compared with $412.9 million earned in the third quarter of 2004. Diluted earnings per share for the quarter increased 8.1% compared to $.74 earned during the third quarter last year.

          Operating earnings for the third quarter of 2005 totaled $440.9 million, or $.80 per diluted share, excluding the impact of net after-tax merger-related credits. Excluding the effects of merger-related items from both 2005 and 2004, operating earnings for the third quarter of 2005 increased 7.3% compared with the third quarter last year, while diluted operating earnings per share increased 8.1% compared to the same quarter last year.

          BB&T’s third quarter net income produced annualized returns on average assets and average shareholders’ equity of 1.65% and 15.69%, respectively, compared to prior year returns of 1.69% and 15.42%, respectively.

          Cash basis operating results exclude the unamortized balances of intangibles from assets and shareholders’ equity and exclude the amortization of intangibles, the net amortization of purchase accounting mark-to-market adjustments, merger-related items and nonrecurring items from earnings. Cash basis operating earnings totaled $462.4 million for the third quarter of 2005, an increase of 7.5% compared to the third quarter of 2004. Cash basis operating diluted earnings per share were $.84 for the third quarter of 2005, an increase of 9.1% compared to $.77 earned during the same period in 2004. Cash basis operating earnings for the third quarter of 2005 produced annualized returns on average tangible assets and average tangible shareholders’ equity of 1.81% and 28.56%, respectively, compared to prior year returns of 1.85% and 28.50%, respectively.

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          “I am very pleased to report strong results for the third quarter of 2005,” said Chairman and Chief Executive Officer John A. Allison. “Our results were driven by very healthy growth in our loan portfolios, which accelerated across all loan categories during the quarter, a solid performance from our noninterest income generating businesses and continued excellent asset quality. We continue to build earnings momentum through the improved execution of our sales efforts and are in position to meet substantially all our strategic and financial objectives for 2005.”

          For the first nine months of 2005, BB&T’s net income was $1.22 billion, an increase of 7.2% compared to $1.14 billion earned in the first nine months of 2004. Diluted earnings per share for the first nine months of 2005 totaled $2.22, an increase of 8.3% compared to the same period in 2004. Excluding merger-related charges or credits and nonrecurring items, operating earnings totaled $1.25 billion, and operating diluted earnings per share were $2.26, reflecting increases of 8.9% and 9.7%, respectively, compared to the first nine months of 2004.

Loan Growth Accelerates to 13.1% in Third Quarter

          Average loans and leases totaled $72.7 billion for the third quarter of 2005, reflecting an increase of $2.3 billion, or 13.1% on an annualized basis, compared to the second quarter of 2005. This growth was led by average mortgage loans, which increased at an annualized rate of 24.8% compared to the second quarter of 2005. Average consumer loans grew 10.4% on an annualized basis compared to the second quarter of 2005, with average direct retail loans and average revolving credit accounts increasing at annualized rates of 8.1% and 10.7%, respectively. Sales finance loans improved substantially compared to recent trends, increasing an annualized 15.6% on average compared to the second quarter of 2005. BB&T also benefited from continued positive growth trends in commercial loans, which increased an annualized 10.5% on average compared to the second quarter of 2005.

BB&T’s Fee-Based Businesses Enjoy Another Solid Quarter

          BB&T’s noninterest income generating businesses produced solid growth rates during the third quarter of 2005 compared to 2004. Total noninterest income was $605.1 million for the current quarter, an increase of 13.6% compared with the same period in 2004. The increase includes higher revenues from insurance operations, mortgage banking operations, service charges on deposit accounts, trust services, investment banking and brokerage fees and commissions and other nondeposit fees and commissions.

          BB&T’s insurance operations continue to expand through acquisitions and internal growth and are the largest provider of noninterest income. Insurance commissions increased 12.0% to $182.9 million in the current quarter compared with $163.4 million earned during the third quarter of 2004. The increase was the result of growth in commissions from the sale of property and casualty coverage and improved sales of employee benefit-related insurance products.

          Revenues from mortgage banking operations totaled $35.8 million for the third quarter of 2005, an increase of $13.8 million compared to the third quarter last year. The increase was primarily the result of fluctuations in the valuation allowance for mortgage servicing rights. Current quarter revenues include a net recapture of the valuation of mortgage servicing rights, including hedging activities, of $11.0 million compared to a $5.0 million net impairment for the valuation allowance in the same quarter of 2004. For the nine months, earnings include a net recapture of $12.8 million compared to a recapture of $21.1 million recorded during the first nine months of 2004.

MORE

          Service charges on deposit accounts totaled $141.1 million for the third quarter of 2005, an increase of 4.1% compared to $135.5 million earned in the same quarter last year. The increase was primarily attributable to growth in revenues from overdraft items and a decrease in fee waivers, which were partially offset by a decline in commercial account revenues due to higher earnings credits and a decline in monthly account service fees on personal checking products.

          Trust revenues increased 26.6% to $36.6 million in the third quarter of 2005 compared with $28.9 million earned in the same quarter last year. This increase was primarily attributable to the previously announced merger with Charlotte, N.C. – based Sterling Capital Management LLC, which occurred on April 1, and growth in mutual fund administration fees.

          BB&T’s investment banking and brokerage operations enjoyed a strong quarter, as fees increased 17.1% to $70.0 million in the third quarter of 2005 compared to $59.8 million earned in the same quarter last year. The increase was primarily driven by growth in revenues from investment banking services and commissions on retail accounts at Scott & Stringfellow.

          Other nondeposit fees and commissions totaled $97.2 million for the third quarter of 2005, an increase of $14.4 million, or 17.4%, compared to the third quarter of 2004. This increase was generated primarily by growth in bankcard fees and debit card related services.

Asset Quality Remains Excellent – Nonperforming Assets Improve

          BB&T’s asset quality remained excellent during the third quarter of 2005. Nonperforming assets, as a percentage of total assets, decreased to .28% at Sept. 30 compared to .29% at June 30 and .40% at Sept. 30, 2004. Annualized net charge-offs were ..30% of average loans and leases for the third quarter of 2005, up from .25% in the second quarter of 2005, but down from .34% in the third quarter last year. Excluding losses incurred by BB&T’s specialized lending subsidiaries, annualized net charge-offs for the current quarter were .19% of average loans and leases compared to .16% in the second quarter of 2005 and .19% in the third quarter of 2004.

Noninterest Expense

          BB&T’s noninterest expenses totaled $786.5 million for the third quarter of 2005. Excluding merger-related items and growth resulting from purchase acquisitions, noninterest expenses increased 7.5% compared to the third quarter of 2004. However, excluding purchase acquisitions, noninterest expenses decreased 1.0% on an annualized basis compared to the second quarter of this year. The cash basis operating efficiency ratio for the third quarter of 2005 improved to 49.7% compared to 50.3% in the second quarter of 2005.

MORE

BB&T Recognized for Service Excellence in Business Banking

          During the third quarter, BB&T received six “Excellence in Business Banking” awards from Greenwich Associates, a strategic consulting and research firm based in Connecticut. BB&T was recognized at the national level for excellent overall customer satisfaction and excellence for business bankers, branch service, call center service and cash management quality. In addition, the bank received recognition at the regional level for excellence in overall customer satisfaction. BB&T was the only bank in the South region and one of only three banks in the United States to receive six awards.

          At Sept. 30, BB&T had $107.1 billion in assets and operated more than 1,400 banking offices in the Carolinas, Virginia, West Virginia, Kentucky, Georgia, Maryland, Tennessee, Florida, Alabama, Indiana and Washington, D.C. BB&T’s common stock is traded on the New York Stock Exchange under the trading symbol BBT. The closing price of BB&T’s common stock on Oct. 13 was $38.12 per share.

          For additional information about BB&T’s financial performance, company news, products and services, please visit our Web site at www.BBandT.com.

Earnings Webcast

          To hear a live webcast of BB&T’s third quarter 2005 earnings conference call at 10:30 a.m. (EDT) today, please visit our Web site at www.BBandT.com. Replays of the conference call will be available through our Web site until 5 p.m. (EDT) on Friday, Oct. 28.

#

          This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (“GAAP”). BB&T’s management uses these “non-GAAP” measures in their analysis of the Corporation’s performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities, as well as the amortization of intangibles and purchase accounting mark-to-market adjustments in the case of “cash basis” performance measures. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on BB&T’s performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of BB&T’s core businesses. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

          This press release contains certain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current projections. Please refer to BB&T’s filings with the Securities and Exchange Commission for a summary of important factors that could affect BB&T’s forward-looking statements. BB&T undertakes no obligation to revise these statements following the date of this press release.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 5	Investor Relations	FAX (336) 733-3132

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	9/30/05	9/30/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$1,451,212	$1,179,010	$272,202	23.1%
Interest expense	531,457	303,282	228,175	75.2
Net interest income - taxable equivalent	919,755	875,728	44,027	5.0
Less: Taxable equivalent adjustment	20,763	20,072	691	3.4
Net interest income	898,992	855,656	43,336	5.1
Provision for credit losses	57,465	57,165	300.5
Net interest income after provision for credit losses	841,527	798,491	43,036	5.4
Noninterest income	605,120	532,829	72,291	13.6
Noninterest expense	788,300	713,467	74,833	10.5
Operating earnings before income taxes	658,347	617,853	40,494	6.6
Provision for income taxes	217,471	206,933	10,538	5.1
Operating earnings (1)	$440,876	$410,920	$29,956	7.3%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$.81	$.74	$.07	9.5%
Diluted earnings	.80	.74	.06	8.1
Weighted average shares - Basic	547,467,864	553,944,042
Diluted	552,058,757	558,576,819
Dividends paid per share	$.38	$.35	$.03	8.6%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.64%	1.68%
Return on average equity	15.65	15.35
Net yield on earning assets (taxable equivalent)	3.88	4.07
Efficiency ratio (taxable equivalent) (2)	51.7	50.3

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$462,350	$430,155	$32,195	7.5%
Diluted earnings per share	.84	.77	.07	9.1
Return on average tangible assets	1.81%	1.85%
Return on average tangible equity	28.56	28.50
Efficiency ratio (taxable equivalent) (2)	49.7	48.3

	For the Three Months Ended		Increase (Decrease)

(Dollars in thousands, except per share data)	9/30/05	9/30/04	$	%

INCOME STATEMENTS
Interest income	$1,430,449	$1,158,938	$271,511	23.4%
Interest expense	531,457	303,282	228,175	75.2
Net interest income	898,992	855,656	43,336	5.1
Provision for credit losses	57,465	57,165	300.5
Net interest income after provision for credit losses	841,527	798,491	43,036	5.4
Noninterest income	605,120	532,829	72,291	13.6
Noninterest expense	786,476	710,408	76,068	10.7
Income before income taxes	660,171	620,912	39,259	6.3
Provision for income taxes	218,165	208,027	10,138	4.9
Net income	$442,006	$412,885	$29,121	7.1%

PER SHARE DATA
Basic earnings	$.81	$.75	$.06	8.0%
Diluted earnings	.80	.74	.06	8.1
Weighted average shares - Basic	547,467,864	553,944,042
Diluted	552,058,757	558,576,819

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.65%	1.69%
Return on average equity	15.69	15.42
Efficiency ratio (taxable equivalent) (2)	51.5	50.0

NOTES:	Applicable ratios are annualized.
(1)

Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $(1.1 million) and $(2.0 million), net of tax, in the third quarters of 2005 and 2004, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 6	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/05	9/30/04	$	%

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent	$4,068,082	$3,420,120	$647,962	18.9%
Interest expense	1,381,485	856,659	524,826	61.3
Net interest income - taxable equivalent	2,686,597	2,563,461	123,136	4.8
Less: Taxable equivalent adjustment	61,457	61,279	178.3
Net interest income	2,625,140	2,502,182	122,958	4.9
Provision for credit losses	147,934	184,116	(36,182)	(19.7)
Net interest income after provision for credit losses	2,477,206	2,318,066	159,140	6.9
Noninterest income	1,705,643	1,571,092	134,551	8.6
Noninterest expense	2,309,297	2,177,642	131,655	6.0
Operating earnings before income taxes	1,873,552	1,711,516	162,036	9.5
Provision for income taxes	625,744	565,495	60,249	10.7
Operating earnings (1)	$1,247,808	$1,146,021	$101,787	8.9%

PER SHARE DATA BASED ON OPERATING EARNINGS (1)
Basic earnings	$2.28	$2.08	$.20	9.6%
Diluted earnings	2.26	2.06	.20	9.7
Weighted average shares - Basic	547,939,700	551,529,609
Diluted	552,313,670	555,547,611
Dividends paid per share	$1.08	$.99	$.09	9.1%

PERFORMANCE RATIOS BASED ON OPERATING EARNINGS (1)
Return on average assets	1.61%	1.60%
Return on average equity	15.10	14.59
Net yield on earning assets (taxable equivalent)	3.92	4.06
Noninterest income as a percentage of
total income (taxable equivalent) (2)	38.7	37.6
Efficiency ratio (taxable equivalent) (2)	52.3	52.5

CASH BASIS PERFORMANCE
BASED ON OPERATING EARNINGS (1)(3)
Cash basis operating earnings	$1,314,138	$1,207,586	$106,552	8.8%
Diluted earnings per share	2.38	2.17	.21	9.7
Return on average tangible assets	1.78%	1.77%
Return on average tangible equity	27.81	26.96
Efficiency ratio (taxable equivalent) (2)	50.2	50.4

	For the Nine Months Ended		Increase (Decrease)
(Dollars in thousands, except per share data)	9/30/05	9/30/04	$	%

INCOME STATEMENTS
Interest income	$4,006,625	$3,358,841	$647,784	19.3%
Interest expense	1,381,485	856,659	524,826	61.3
Net interest income	2,625,140	2,502,182	122,958	4.9
Provision for credit losses	147,934	184,116	(36,182)	(19.7)
Net interest income after provision for credit losses	2,477,206	2,318,066	159,140	6.9
Noninterest income	1,706,660	1,571,092	135,568	8.6
Noninterest expense	2,348,470	2,185,024	163,446	7.5
Income before income taxes	1,835,396	1,704,134	131,262	7.7
Provision for income taxes	611,201	562,643	48,558	8.6
Net income	$1,224,195	$1,141,491	$82,704	7.2%

PER SHARE DATA
Basic earnings	$2.23	$2.07	$.16	7.7%
Diluted earnings	2.22	2.05	.17	8.3
Weighted average shares - Basic	547,939,700	551,529,609
Diluted	552,313,670	555,547,611

PERFORMANCE RATIOS BASED ON NET INCOME
Return on average assets	1.58%	1.60%
Return on average equity	14.82	14.53
Efficiency ratio (taxable equivalent) (2)	53.2	52.7

NOTES:	Applicable ratios are annualized.
(1)

Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $23.6 million and $4.5 million, net of tax, in 2005 and 2004, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Cash basis and operating ratios also exclude merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 7	Investor Relations	FAX (336) 733-3132

	As of / For the Nine Months Ended		Increase (Decrease)

(Dollars in thousands)	9/30/05	9/30/04	$	%

CONSOLIDATED BALANCE SHEETS
End of period balances
Cash and due from banks	$1,942,658	$1,800,195	$142,463	7.9%
Interest-bearing deposits with banks	379,423	286,414	93,009	32.5
Federal funds sold and other earning assets	330,055	256,097	73,958	28.9
Securities available for sale	19,817,145	18,481,720	1,335,425	7.2
Securities held to maturity	--	125	(125)	(100.0)
Trading securities	433,652	445,571	(11,919)	(2.7)
Total securities	20,250,797	18,927,416	1,323,381	7.0
Commercial loans and leases	36,758,121	33,824,970	2,933,151	8.7
Direct retail loans	14,738,407	13,607,244	1,131,163	8.3
Sales finance loans	6,679,822	6,215,235	464,587	7.5
Revolving credit loans	1,294,804	1,221,404	73,400	6.0
Mortgage loans	14,200,691	11,924,077	2,276,614	19.1
Total loans and leases	73,671,845	66,792,930	6,878,915	10.3
Allowance for loan and lease losses	817,777	816,588	1,189.1
Total earning assets	95,054,570	86,333,813	8,720,757	10.1
Premises and equipment, net	1,269,224	1,280,612	(11,388)	(.9)
Goodwill	4,237,451	4,096,066	141,385	3.5
Core deposit and other intangibles	503,686	526,106	(22,420)	(4.3)
Other assets	5,312,791	4,731,149	581,642	12.3
Total assets	107,080,153	97,880,397	9,199,756	9.4
Noninterest-bearing deposits	13,499,106	12,217,201	1,281,905	10.5
Savings and interest checking	4,443,177	4,344,138	99,039	2.3
Money rate savings	23,655,727	22,806,829	848,898	3.7
CDs and other time deposits	31,582,264	26,385,428	5,196,836	19.7
Total deposits	73,180,274	65,753,596	7,426,678	11.3
Fed funds purchased, repos and other borrowings	6,533,455	6,464,704	68,751	1.1
Long-term debt	12,376,759	11,145,504	1,231,255	11.0
Total interest-bearing liabilities	78,591,382	71,146,603	7,444,779	10.5
Other liabilities	3,793,747	3,721,712	72,035	1.9
Total liabilities	95,884,235	87,085,516	8,798,719	10.1
Total shareholders' equity	$11,195,918	$10,794,881	$401,037	3.7%

Average balances
Securities, at amortized cost	$20,352,453	$17,996,054	$2,356,399	13.1%
Commercial loans and leases	35,427,656	32,662,387	2,765,269	8.5
Direct retail loans	14,344,566	12,942,017	1,402,549	10.8
Sales finance loans	6,403,733	6,223,531	180,202	2.9
Revolving credit loans	1,260,921	1,188,091	72,830	6.1
Mortgage loans	13,137,726	12,642,421	495,305	3.9
Total loans and leases	70,574,602	65,658,447	4,916,155	7.5
Allowance for loan and lease losses	811,340	808,864	2,476.3
Other earning assets	691,686	606,932	84,754	14.0
Total earning assets	91,618,741	84,261,433	7,357,308	8.7
Total assets	103,522,615	95,515,331	8,007,284	8.4
Noninterest-bearing deposits	12,721,383	11,429,899	1,291,484	11.3
Savings and interest checking	4,916,281	4,807,832	108,449	2.3
Money rate savings	23,113,376	21,559,799	1,553,577	7.2
CDs and other time deposits	28,718,342	26,468,662	2,249,680	8.5
Total deposits	69,469,382	64,266,192	5,203,190	8.1
Fed funds purchased, repos and other borrowings	7,475,829	6,770,711	705,118	10.4
Long-term debt	11,703,066	10,683,588	1,019,478	9.5
Total interest-bearing liabilities	75,926,894	70,290,592	5,636,302	8.0
Total shareholders' equity	$11,044,890	$10,492,415	$552,475	5.3%

		As of / For the Quarter Ended

(Dollars in thousands, except per share data)		9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

MISCELLANEOUS INFORMATION
Unrealized depreciation on
securities available for sale, net of tax		$(266,690)	$(109,439)	$(270,708)	$(87,474)	$(48,057)
Derivatives (notional value)		26,131,167	25,976,092	30,496,627	20,509,499	17,346,172
Fair value of derivatives portfolio		(1,869)	157,437	39,680	73,325	116,599
Common stock prices:	High	43.00	40.95	42.24	43.25	40.46
	Low	38.56	37.04	37.68	38.67	36.38
	End of period	39.05	39.97	39.08	42.05	39.69
Weighted average shares -	Basic	547,467,864	547,089,165	549,282,008	552,053,611	553,944,042
	Diluted	552,058,757	551,245,112	553,654,679	557,510,572	558,576,819
End of period shares outstanding		548,051,351	546,796,870	548,638,822	550,406,287	552,488,008
End of period banking offices		1,402	1,407	1,409	1,413	1,416
ATMs		1,944	1,929	1,930	1,930	1,927
FTEs		27,080	26,945	26,526	26,148	26,158

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 8	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

OPERATING EARNINGS STATEMENTS (1)
Interest income - taxable equivalent
Interest and fees on loans and leases	$1,227,374	$1,135,417	$1,059,777	$1,016,346	$990,783
Interest and dividends on securities	217,507	212,613	199,994	188,030	185,284
Interest on short-term investments	6,331	5,186	3,883	3,569	2,943
Total interest income - taxable equivalent	1,451,212	1,353,216	1,263,654	1,207,945	1,179,010
Interest expense
Interest on deposits	343,489	279,283	241,299	208,404	181,790
Interest on fed funds purchased, repos and other borrowings	58,169	58,546	42,466	28,806	25,948
Interest on long-term debt	129,799	117,890	110,544	104,603	95,544
Total interest expense	531,457	455,719	394,309	341,813	303,282
Net interest income - taxable equivalent	919,755	897,497	869,345	866,132	875,728
Less: Taxable equivalent adjustment	20,763	20,532	20,162	20,091	20,072
Net interest income	898,992	876,965	849,183	846,041	855,656
Provision for credit losses	57,465	49,424	41,045	65,153	57,165
Net interest income after provision for
credit losses	841,527	827,541	808,138	780,888	798,491
Noninterest income
Service charges on deposits	141,072	139,166	120,772	133,590	135,521
Mortgage banking income	35,840	12,367	30,193	26,939	22,061
Investment banking and brokerage fees and commissions	70,036	81,046	68,883	64,733	59,834
Trust revenue	36,552	36,722	30,407	29,113	28,862
Insurance commissions	182,915	181,612	152,290	167,278	163,359
Other nondeposit fees and commissions	97,208	91,558	80,382	84,723	82,774
Securities gains (losses), net	193	(6)	7	52	6,590
Other noninterest income	41,304	41,437	33,687	41,751	33,828
Total noninterest income	605,120	583,902	516,621	548,179	532,829
Noninterest expense
Personnel expense	451,260	450,730	415,116	383,496	404,999
Occupancy and equipment expense	105,656	104,122	105,744	107,480	104,469
Foreclosed property expense	6,322	5,327	5,718	6,876	6,309
Amortization of intangibles	26,540	28,611	28,102	29,342	24,280
Loss on early extinguishment of debt	--	2,943	--	--	--
Other noninterest expense	198,522	196,001	178,583	185,509	173,410
Total noninterest expense	788,300	787,734	733,263	712,703	713,467
Operating earnings before income taxes	658,347	623,709	591,496	616,364	617,853
Provision for income taxes	217,471	210,534	197,739	200,556	206,933
Operating earnings (1)	$440,876	$413,175	$393,757	$415,808	$410,920

PER SHARE DATA BASED ON
OPERATING EARNINGS (1)
Basic earnings	$.81	$.76	$.72	$.75	$.74
Diluted earnings	.80	.75	.71	.75	.74
Dividends paid per share	.38	.35	.35	.35	.35

PERFORMANCE RATIOS BASED ON
OPERATING EARNINGS (1)
Return on average assets	1.64%	1.60%	1.59%	1.68%	1.68%
Return on average equity	15.65	15.00	14.64	15.17	15.35
Net yield on earning assets (taxable equivalent)	3.88	3.92	3.95	3.97	4.07
Efficiency ratio (taxable equivalent) (2)	51.7	52.5	52.9	50.1	50.3
Noninterest income as a percentage of
total income (taxable equivalent) (2)	39.2	39.8	36.8	38.6	37.8
Average earning assets as a percentage of
average total assets	88.7	88.4	88.4	88.3	88.4
Average loans and leases as a percentage of
average deposits	100.9	102.1	101.9	101.5	102.5

CASH BASIS PERFORMANCE BASED ON
OPERATING EARNINGS (1) (3)
Cash basis operating earnings	$462,350	$435,959	$415,829	$438,242	$430,155
Diluted earnings per share	.84	.79	.75	.79	.77
Return on average tangible assets	1.81%	1.77%	1.76%	1.86%	1.85%
Return on average tangible equity	28.56	27.82	27.00	27.77	28.50
Efficiency ratio (taxable equivalent) (2)	49.7	50.3	50.6	47.8	48.3

NOTES:	Applicable ratios are annualized.
(1)

Operating earnings exclude the effect of merger-related charges or credits and nonrecurring items. These amounts totaled $(1.1 million), $26.4 million, $(1.6 million), $(1.1 million) and $(2.0 million), net of tax, for the quarters ended September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively. See Reconciliation Tables included herein.

(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, gains or losses on mortgage servicing rights-related derivatives, merger-related charges or credits and nonrecurring items, where applicable. See Reconciliation Tables included herein.

(3)

Cash basis operating performance information excludes the effect on earnings of amortization expense applicable to intangible assets, the unamortized balances of intangibles from assets and equity, and the net amortization of purchase accounting mark-to-market adjustments. See Reconciliation Tables included herein.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 9	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

INCOME STATEMENTS
Interest income
Interest and fees on loans and leases	$1,220,102	$1,128,331	$1,052,821	$1,009,526	$983,904
Interest and dividends on securities	204,016	199,167	186,788	174,759	172,091
Interest on short-term investments	6,331	5,186	3,883	3,569	2,943
Total interest income	1,430,449	1,332,684	1,243,492	1,187,854	1,158,938
Interest expense
Interest on deposits	343,489	279,283	241,299	208,404	181,790
Interest on fed funds purchased, repos and other borrowings	58,169	58,546	42,466	28,806	25,948
Interest on long-term debt	129,799	117,890	110,544	104,603	95,544
Total interest expense	531,457	455,719	394,309	341,813	303,282
Net interest income	898,992	876,965	849,183	846,041	855,656
Provision for credit losses	57,465	49,424	41,045	65,153	57,165
Net interest income after provision for
credit losses	841,527	827,541	808,138	780,888	798,491
Noninterest income
Service charges on deposits	141,072	139,166	120,772	133,590	135,521
Mortgage banking income	35,840	12,367	30,193	26,939	22,061
Investment banking and brokerage fees and commissions	70,036	81,046	68,883	64,733	59,834
Trust revenue	36,552	36,722	30,407	29,113	28,862
Insurance commissions	182,915	181,612	152,290	167,278	163,359
Other nondeposit fees and commissions	97,208	91,558	80,382	84,723	82,774
Securities gains (losses), net	193	(6)	7	52	6,590
Other noninterest income	41,304	42,454	33,687	41,751	33,828
Total noninterest income	605,120	584,919	516,621	548,179	532,829
Noninterest expense
Personnel expense	451,260	450,730	415,116	383,496	404,999
Occupancy and equipment expense	105,656	148,080	105,744	107,480	104,469
Foreclosed property expense	6,322	5,327	5,718	6,876	6,309
Amortization of intangibles	26,540	28,611	28,102	29,342	24,280
Merger-related and restructuring charges or credits	(1,824)	(404)	(2,557)	(1,864)	(3,059)
Loss on early extinguishment of debt	--	2,943	--	--	--
Other noninterest expense	198,522	196,001	178,583	185,509	173,410
Total noninterest expense	786,476	831,288	730,706	710,839	710,408
Income before income taxes	660,171	581,172	594,053	618,228	620,912
Provision for income taxes	218,165	194,367	198,669	201,344	208,027
Net income	$442,006	$386,805	$395,384	$416,884	$412,885

PER SHARE DATA
Basic earnings	$.81	$.71	$.72	$.76	$.75
Diluted earnings	.80	.70	.71	.75	.74

	For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

ANNUALIZED INTEREST YIELDS / RATES (1)
Interest income:
Securities and other earning assets:
U.S. Government securities and other earning assets	3.77%	3.78%	3.73%	3.69%	3.75%
Mortgage-backed securities	4.73	4.72	4.66	4.66	4.42
State and municipal securities	6.74	6.66	6.71	6.52	6.45
Trading securities	2.82	2.05	2.43	1.33	3.94

Total securities and other earning assets	4.14	4.10	4.03	3.92	3.96
Loans:
Commercial loans and leases	6.77	6.40	6.01	5.69	5.40
Consumer loans	7.38	7.20	7.11	6.83	6.90
Mortgage loans	5.45	5.42	5.43	5.41	5.55

Total loans	6.71	6.47	6.25	6.00	5.90

Total earning assets	6.12	5.92	5.75	5.53	5.47

Interest expense:
Interest-bearing deposits:
Savings and interest checking	.45	.36	.31	.26	.22
Money rate savings	1.53	1.25	1.12	.94	.75
CDs and other time deposits	3.19	2.89	2.60	2.28	2.09
Total interest-bearing deposits	2.31	1.99	1.78	1.53	1.36
Fed funds purchased, repos and other borrowings	3.24	2.86	2.43	1.89	1.47
Long-term debt	4.26	4.07	3.92	3.63	3.54

Total interest-bearing liabilities	2.70	2.40	2.17	1.90	1.70

Net yield on earning assets	3.88%	3.92%	3.95%	3.97%	4.07%

NOTES:	(1) Fully taxable equivalent yields. Securities yields calculated based on amortized cost.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 10	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

SELECTED BALANCE SHEET DATA
End of period balances
Securities available for sale	$19,817,145	$20,123,465	$19,562,488	$18,838,196	$18,481,720
Securities held to maturity	--	--	--	125	125
Trading securities	433,652	675,146	478,661	334,256	445,571
Total securities	20,250,797	20,798,611	20,041,149	19,172,577	18,927,416
Commercial loans and leases	36,758,121	35,958,821	34,945,215	34,285,096	33,824,970
Direct retail loans	14,738,407	14,529,564	14,158,990	13,932,879	13,607,244
Sales finance loans	6,679,822	6,468,217	6,274,100	6,362,990	6,215,235
Revolving credit loans	1,294,804	1,271,397	1,236,692	1,276,876	1,221,404
Mortgage loans	14,200,691	13,512,617	12,772,935	12,304,760	11,924,077
Total loans and leases	73,671,845	71,740,616	69,387,932	68,162,601	66,792,930
Allowance for loan and lease losses	817,777	809,318	801,573	804,932	816,588
Other earning assets	709,478	798,810	566,506	1,243,512	542,511
Total earning assets	95,054,570	93,512,746	90,424,985	88,718,180	86,333,813
Total assets	107,080,153	105,835,324	102,015,086	100,508,641	97,880,397
Noninterest-bearing deposits	13,499,106	13,197,792	12,646,753	12,246,248	12,217,201
Savings and interest checking	4,443,177	4,641,866	4,481,740	4,490,214	4,344,138
Money rate savings	23,655,727	23,075,292	23,580,611	23,427,797	22,806,829
CDs and other time deposits	31,582,264	30,915,409	26,127,235	27,535,078	26,385,428
Total deposits	73,180,274	71,830,359	66,836,339	67,699,337	65,753,596
Fed funds purchased, repos and other borrowings	6,533,455	7,137,762	9,152,099	6,687,872	6,464,704
Long-term debt	12,376,759	11,955,683	11,126,988	11,419,624	11,145,504
Total interest-bearing liabilities	78,591,382	77,726,012	74,468,673	73,560,585	71,146,603
Total shareholders' equity	11,195,918	11,090,367	10,825,284	10,874,474	10,794,881
Goodwill	4,237,451	4,233,719	4,163,108	4,124,241	4,096,066
Core deposit and other intangibles	503,686	535,965	507,692	513,539	526,106
Total intangibles	4,741,137	4,769,684	4,670,800	4,637,780	4,622,172
Mortgage servicing rights	$414,466	$341,676	$390,340	$340,740	$340,535

Average balances
Securities, at amortized cost	$20,822,997	$20,613,680	$19,607,324	$18,880,095	$18,416,752
Commercial loans and leases	36,335,341	35,399,601	34,528,167	34,058,836	33,496,050
Direct retail loans	14,632,801	14,339,740	14,054,806	13,758,376	13,456,234
Sales finance loans	6,594,830	6,345,207	6,267,566	6,244,775	6,252,329
Revolving credit loans	1,281,964	1,248,176	1,252,297	1,239,100	1,210,728
Mortgage loans	13,869,588	13,052,966	12,475,302	12,143,726	12,462,966
Total loans and leases	72,714,524	70,385,690	68,578,138	67,444,813	66,878,307
Allowance for loan and lease losses	814,934	810,545	808,470	817,720	821,050
Other earning assets	795,338	657,433	620,364	660,714	569,256
Total earning assets	94,332,859	91,656,803	88,805,826	86,985,622	85,864,315
Total assets	106,360,541	103,663,680	100,478,992	98,541,446	97,129,491
Noninterest-bearing deposits	13,144,471	12,771,153	12,238,571	12,436,447	11,876,112
Savings and interest checking	4,928,280	5,010,228	4,809,025	4,767,397	4,813,519
Money rate savings	23,200,228	22,945,871	23,193,960	22,943,275	22,636,090
CDs and other time deposits	30,819,138	28,214,800	27,079,998	26,306,639	25,920,707
Total deposits	72,092,117	68,942,052	67,321,554	66,453,758	65,246,428
Fed funds purchased, repos and other borrowings	7,123,027	8,218,309	7,085,742	6,053,669	7,029,258
Long-term debt	12,111,140	11,599,714	11,390,424	11,489,627	10,759,965
Total interest-bearing liabilities	78,181,813	75,988,922	73,559,149	71,560,607	71,159,539
Total shareholders' equity	$11,176,928	$11,050,089	$10,904,662	$10,907,344	$10,648,868

SELECTED CAPITAL INFORMATION (1)
Risk-based capital:
Tier 1	$7,454,706	$6,681,308	$6,767,299	$6,687,082	$6,579,667
Total	11,648,384	10,854,492	10,575,173	10,571,126	9,884,833
Risk-weighted assets	78,443,321	76,415,717	73,936,837	72,675,079	70,657,372
Average quarterly tangible assets	102,009,126	99,316,641	96,134,396	94,162,547	92,913,439
Risk-based capital ratios:
Tier 1	9.5%	8.7%	9.2%	9.2%	9.3%
Total	14.8	14.2	14.3	14.5	14.0
Leverage capital ratio	7.3	6.7	7.0	7.1	7.1
Equity as a percentage of total assets	10.5	10.5	10.6	10.8	11.0
Book value per share	$20.43	$20.28	$19.73	$19.76	$19.54
Tangible book value per share (2)	11.78	11.56	11.22	11.33	11.17

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income.
(1)	Current quarter risk-based capital information is preliminary.
(2)	Excludes the carrying value of goodwill and other intangible assets from shareholders' equity.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 11	Investor Relations	FAX (336) 733-3132

As of / For the Quarter Ended

(Dollars in thousands)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

ASSET QUALITY ANALYSIS
Allowance For Credit Losses
Beginning balance	$827,325	$822,464	$828,301	$825,665	$825,242
Allowance for acquired (sold) loans, net	--	--	--	1,795	(170)
Provision for credit losses	57,465	49,424	41,045	65,153	57,165
Charge-offs
Commercial loans and leases	(19,414)	(17,572)	(12,892)	(30,668)	(23,858)
Direct retail loans	(16,131)	(12,368)	(11,484)	(13,149)	(12,170)
Sales finance loans	(22,517)	(16,792)	(21,689)	(23,479)	(22,225)
Revolving credit loans	(13,179)	(12,552)	(12,693)	(13,149)	(12,383)
Mortgage loans	(1,502)	(1,728)	(1,476)	(1,352)	(1,207)

Total charge-offs	(72,743)	(61,012)	(60,234)	(81,797)	(71,843)

Recoveries
Commercial loans and leases	8,863	6,626	4,043	7,788	6,210
Direct retail loans	2,381	2,714	2,399	2,566	2,090
Sales finance loans	3,973	4,333	4,275	4,559	4,317
Revolving credit loans	2,740	2,737	2,540	2,489	2,555
Mortgage loans	340	39	95	83	99

Total recoveries	18,297	16,449	13,352	17,485	15,271

Net charge-offs	(54,446)	(44,563)	(46,882)	(64,312)	(56,572)

Ending balance	$830,344	$827,325	$822,464	$828,301	$825,665

Allowance For Credit Losses
Allowance for loan and lease losses	$817,777	$809,318	$801,573	$804,932	$816,588
Reserve for unfunded lending commitments	12,567	18,007	20,891	23,369	9,077

Total	$830,344	$827,325	$822,464	$828,301	$825,665

Nonperforming Assets
Nonaccrual loans and leases:
Commercial loans and leases	$111,954	$115,367	$127,220	$143,420	$173,303
Direct retail loans	46,668	44,672	47,194	46,187	48,792
Sales finance loans	20,463	17,237	17,306	14,670	15,484
Revolving credit loans	304	348	266	349	374
Mortgage loans	51,183	52,130	62,476	64,010	62,871

Total nonaccrual loans and leases	230,572	229,754	254,462	268,636	300,824

Foreclosed real estate	51,504	62,036	60,147	69,324	67,329
Other foreclosed property	21,692	16,550	18,199	19,579	20,821
Restructured loans	523	531	537	555	563

Nonperforming assets	$304,291	$308,871	$333,345	$358,094	$389,537

Loans 90 days or more past due
and still accruing:
Commercial loans and leases	$11,532	$10,821	$15,036	$9,986	$11,463
Direct retail loans	18,197	14,718	13,857	19,917	22,382
Sales finance loans	16,661	16,398	18,864	21,205	20,766
Revolving credit loans	4,840	3,886	4,067	4,837	4,797
Mortgage loans	33,385	33,494	31,432	44,225	40,397

Total loans 90 days or more past due
and still accruing	84,615	79,317	83,256	100,170	99,805

Loans 90 days or more past due and still accruing
as a percentage of total loans and leases	.11%	.11%	.12%	.15%	.15%

Asset Quality Ratios
Nonaccrual and restructured loans and leases
as a percentage of total loans and leases	.31%	.32%	.37%	.39%	.45%
Nonperforming assets as a percentage of:
Total assets	.28	.29	.33	.36	.40
Loans and leases plus
foreclosed property	.41	.43	.48	.52	.58
Net charge-offs as a percentage of
average loans and leases	.30	.25	.28	.38	.34
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.19	.16	.17	.27	.19
Allowance for loan and lease losses as
a percentage of loans and leases	1.11	1.13	1.16	1.18	1.22
Allowance for loan and lease losses as
a percentage of loans and leases
held for investment	1.12	1.14	1.17	1.19	1.23
Ratio of allowance for loan and lease losses to:
Net charge-offs	3.79	x	4.53	x	4.22	x	3.15	x	3.63	x
Nonaccrual and restructured loans and leases	3.54	3.51	3.14	2.99	2.71

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 12	Investor Relations	FAX (336) 733-3132

As of / For the Nine Months Ended	Increase (Decrease)

(Dollars in thousands)	9/30/05	9/30/04	$	%

Allowance For Credit Losses
Beginning balance	$828,301	$793,398	$34,903	4.4%
Allowance for acquired (sold) loans, net	--	19,114	(19,114)	NM
Provision for credit losses	147,934	184,116	(36,182)	(19.7)
Charge-offs
Commercial loans and leases	(49,878)	(69,774)	19,896	(28.5)
Direct retail loans	(39,983)	(35,003)	(4,980)	14.2
Sales finance loans	(60,998)	(66,407)	5,409	(8.1)
Revolving credit loans	(38,424)	(39,200)	776	(2.0)
Mortgage loans	(4,706)	(4,498)	(208)	4.6

Total charge-offs	(193,989)	(214,882)	20,893	(9.7)

Recoveries
Commercial loans and leases	19,532	16,483	3,049	18.5
Direct retail loans	7,494	7,254	240	3.3
Sales finance loans	12,581	11,993	588	4.9
Revolving credit loans	8,017	7,290	727	10.0
Mortgage loans	474	899	(425)	(47.3)

Total recoveries	48,098	43,919	4,179	9.5

Net charge-offs	(145,891)	(170,963)	25,072	14.7

Ending balance	$830,344	$825,665	$4,679.6%

Allowance For Credit Losses
Allowance for loan and lease losses	$817,777	$816,588	$1,189.1%
Reserve for unfunded lending commitments	12,567	9,077	3,490	38.4

Total	$830,344	$825,665	$4,679.6%

Asset Quality Ratios
Net charge-offs as a percentage of
average loans and leases	.28%	.35%
Net charge-offs excluding specialized
lending as a percentage of average
loans and leases (1)	.17	.23
Ratio of allowance for loan and lease losses to
net charge-offs	4.19	x	3.58	x

	Percentage Increase (Decrease)

	QTD	Annualized Link QTD		YTD
	3Q05 vs. 3Q04	3Q05 vs. 2Q05		2005 vs. 2004

PERCENTAGE CHANGES IN SELECTED BALANCES ADJUSTED FOR
PURCHASE ACQUISITIONS (2)
Average Balances
Commercial loans and leases	8.5%	10.5%		7.5%
Direct retail loans	8.4	8.1		9.3
Sales finance loans	5.4	15.6		2.8
Revolving credit loans	5.9	10.7		6.1
Mortgage loans (3)	15.5	24.8		9.5
Total loans and leases (3)	9.5	13.1		7.8
Noninterest-bearing deposits	10.7	11.6		10.7
Interest-bearing transaction accounts	4.1	(3.5)		4.3
CDs and other time deposits	18.9	36.6		7.1
Other deposits	1.6	5.9		5.0
Total deposits	10.5%	18.1%		6.8%

PERCENTAGE CHANGES IN SELECTED INCOME STATEMENT ITEMS
BASED ON OPERATING EARNINGS ADJUSTED FOR PURCHASE ACQUISITIONS (2)
Net interest income - taxable equivalent	4.9%	9.8%		3.7%
Noninterest income
Service charges on deposits	4.1	5.4		2.6
Mortgage banking income (4)	(8.9)	61.1		4.6
Investment banking and brokerage fees and commissions	10.6	(53.9)		6.3
Trust revenue	6.2	(1.8)		1.5
Insurance commissions	2.1	(4.1)		1.5
Other nondeposit fees and commissions	17.3	24.5		14.6
Securities gains (losses), net	NM	NM		NM
Other income	21.8	(1.3)		(0.5)
Total noninterest income (4)	5.5	(1.4)		3.8
Noninterest expense
Personnel expense	7.6	(1.0)		1.0
Occupancy and equipment expense	0.1	5.3		(0.2)
Other noninterest expense	10.9	(3.7)		4.4
Total noninterest expense	7.5%	(1.0	) %	1.8%

NOTES:	All items referring to loans and leases include loans held for sale and are net of unearned income. Applicable ratios are annualized.
(1)	Excludes net charge-offs and average loans from BB&T's specialized lending subsidiaries.
(2)	Adjusted to exclude estimated growth that resulted from the timing of acquisitions during 2005 and 2004.
(3)	Excludes the average impact of $1.0 billion in mortgage loans securitized in the third quarter of 2004.
(4)	Excludes the net impact of provisions for or recaptures of the impairment of mortgage servicing rights and gains or losses on mortgage servicing rights-related derivatives.
NM	- not meaningful.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 13	Investor Relations	FAX (336) 733-3132

	As of / For the Quarter Ended

(Dollars in thousands)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

SELECTED MORTGAGE BANKING INFORMATION
Residential Mortgage Servicing Rights (1):
Ending balance	$447,942	$442,424	$432,618	$434,053	$440,327
Less: valuation allowance	(50,034)	(116,978)	(56,484)	(107,636)	(112,944)
Net balance	397,908	325,446	376,134	326,417	327,383

Mortgage Servicing Rights Valuation Allowance:
Beginning balance	$116,978	$56,484	$107,636	$112,944	$85,085
Provisions for impairment	--	61,161	--	--	40,185
Recaptures	(66,666)	--	(51,079)	(404)	--
Other-than-temporary impairment	(278)	(667)	(73)	(4,904)	(12,326)
Ending balance	50,034	116,978	56,484	107,636	112,944

Residential Mortgage Loan Originations	$3,130,026	$2,687,824	$2,260,384	$2,370,483	$2,125,721

Residential Mortgage Servicing Portfolio:
Loans serviced for others	$26,547,319	$26,579,866	$25,575,478	$25,569,089	$25,707,237
Bank owned loans serviced	14,200,691	13,512,617	12,772,935	12,304,760	11,924,077
Total servicing portfolio	40,748,010	40,092,483	38,348,413	37,873,849	37,631,314
Weighted Average Coupon Rate	5.82%	5.83%	5.84%	5.86%	5.84%
Weighted Average Servicing Fee	.349	.349	.347	.347	.346

	For the Quarter Ended

(Dollars in thousands, except per share data)	9/30/05	6/30/05	3/31/05	12/31/04	9/30/04

RECONCILIATION TABLE
Net income	$442,006	$386,805	$395,384	$416,884	$412,885
Merger-related items, net of tax	(1,130)	(249)	(1,627)	(1,076)	(1,965)
Other, net of tax (4)	--	26,619	--	--	--
Operating earnings	440,876	413,175	393,757	415,808	410,920
Amortization of intangibles, net of tax	16,718	18,026	17,705	18,557	15,358
Amortization of mark-to-market adjustments, net of tax	4,756	4,758	4,367	3,877	3,877
Cash basis operating earnings	462,350	435,959	415,829	438,242	430,155

Return on average assets	1.65%	1.50%	1.60%	1.68%	1.69%
Effect of merger-related items, net of tax	(.01)	--	(.01)	--	(.01)
Effect of other, net of tax (4)	--	.10	--	--	--
Operating return on average assets	1.64	1.60	1.59	1.68	1.68
Effect of amortization of intangibles, net of tax (2)	.15	.15	.15	.16	.15
Effect of amortization of mark-to-market adjustments,
net of tax	.02	.02	.02	.02	.02
Cash basis operating return on average
tangible assets	1.81	1.77	1.76	1.86	1.85

Return on average equity	15.69%	14.04%	14.70%	15.21%	15.42%
Effect of merger-related items, net of tax	(.04)	(.01)	(.06)	(.04)	(.07)
Effect of other, net of tax (4)	--	.97	--	--	--
Operating return on average equity	15.65	15.00	14.64	15.17	15.35
Effect of amortization of intangibles, net of tax (2)	12.62	12.52	12.07	12.36	12.89
Effect of amortization of mark-to-market adjustments,
net of tax	.29	.30	.29	.24	.26
Cash basis operating return on average
tangible equity	28.56	27.82	27.00	27.77	28.50

Efficiency ratio (taxable equivalent) (3)	51.5%	55.4%	52.7%	49.9%	50.0%
Effect of merger-related items	.2	--	.2	.2	.3
Effect of other (4)	--	(2.9)	--	--	--
Operating efficiency ratio (3)	51.7	52.5	52.9	50.1	50.3
Effect of amortization of intangibles	(1.8)	(1.9)	(2.0)	(2.1)	(1.8)
Effect of amortization of mark-to-market adjustments	(.2)	(.3)	(.3)	(.2)	(.2)
Cash basis operating efficiency ratio (3)	49.7	50.3	50.6	47.8	48.3

Basic earnings per share	$.81	$.71	$.72	$.76	$.75
Effect of merger-related items, net of tax	--	--	--	(.01)	(.01)
Effect of other, net of tax (4)	--	.05	--	--	--
Operating basic earnings per share	.81	.76	.72	.75	.74

Diluted earnings per share	$.80	$.70	$.71	$.75	$.74
Effect of merger-related items, net of tax	--	--	--	--	--
Effect of other, net of tax (4)	--	.05	--	--	--
Operating diluted earnings per share	.80	.75	.71	.75	.74
Effect of amortization of intangibles, net of tax	.03	.03	.03	.03	.02
Effect of amortization of mark-to-market adjustments,
net of tax	.01	.01	.01	.01	.01
Cash basis operating diluted earnings per share	.84	.79	.75	.79	.77

NOTES:	Applicable ratios are annualized.
(1)

Balances exclude commercial mortgage servicing rights totaling $16.6 million, $16.2 million, $14.2 million, $14.3 million and $13.2 million, as of September 30, 2005, June 30, 2005, March 31, 2005, December 31, 2004 and September 30, 2004, respectively.

(2)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
(3)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.

(4)	Reflects a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.

QUARTERLY PERFORMANCE SUMMARY	Tom A. Nicholson
BB&T Corporation (NYSE:BBT)	Executive Vice President	(336) 733-3058
Page 14	Investor Relations	FAX (336) 733-3132

	For the Nine Months Ended

(Dollars in thousands, except per share data)	9/30/05	9/30/04

RECONCILIATION TABLE
Net income	$1,224,195	$1,141,491
Merger-related items, net of tax	(3,006)	4,530
Other, net of tax (3)	26,619	--
Operating earnings	1,247,808	1,146,021
Amortization of intangibles, net of tax	52,449	48,707
Amortization of mark-to-market adjustments, net of tax	13,881	12,858
Cash basis operating earnings	1,314,138	1,207,586

Return on average assets	1.58%	1.60%
Effect of merger-related items, net of tax	--	--
Effect of other, net of tax (3)	.03	--
Operating return on average assets	1.61	1.60
Effect of amortization of intangibles, net of tax (1)	.15	.15
Effect of amortization of mark-to-market adjustments, net of tax	.02	.02
Cash basis operating return on average tangible assets	1.78	1.77

Return on average equity	14.82%	14.53%
Effect of merger-related items, net of tax	(.04)	.06
Effect of other, net of tax (3)	.32	--
Operating return on average equity	15.10	14.59
Effect of amortization of intangibles, net of tax (1)	12.41	12.08
Effect of amortization of mark-to-market adjustments, net of tax	.30	.29
Cash basis operating return on average tangible equity	27.81	26.96

Efficiency ratio (taxable equivalent) (2)	53.2%	52.7%
Effect of merger-related items	.1	(.2)
Effect of other (3)	(1.0)	--
Operating efficiency ratio (2)	52.3	52.5
Effect of amortization of intangibles	(1.9)	(1.9)
Effect of amortization of mark-to-market adjustments	(.2)	(.2)
Cash basis operating efficiency ratio (2)	50.2	50.4

Basic earnings per share	$2.23	$2.07
Effect of merger-related items, net of tax	--	.01
Effect of other, net of tax (3)	.05	--
Operating basic earnings per share	2.28	2.08

Diluted earnings per share	$2.22	$2.05
Effect of merger-related items, net of tax	(.01)	.01
Effect of other, net of tax (3)	.05	--
Operating diluted earnings per share	2.26	2.06
Effect of amortization of intangibles, net of tax	.09	.09
Effect of amortization of mark-to-market adjustments, net of tax	.03	.02
Cash basis operating diluted earnings per share	2.38	2.17

NOTES:	Applicable ratios are annualized.
(1)	Reflects the effect of excluding average intangible assets from average assets and average equity to calculate cash basis ratios.
(2)

Excludes securities gains (losses), foreclosed property expense, provisions for or recaptures of the impairment of mortgage servicing rights, and gains or losses on mortgage servicing rights-related derivatives. Operating and cash basis ratios also exclude merger-related items and nonrecurring charges, where applicable.

(3)	Reflects a one-time charge related to the accounting for leases totaling $26.6 million, net of tax, in the second quarter of 2005.